EXCHANGE AGREEMENT made as of March 31, 1999, by and among Interallied Group, Inc., a Nevada corporation ("Interallied") and those persons executing this Agreement whose names and addresses are set forth in the signature pages (collectively, the "Shareholders"), owning all of the issued and outstanding shares of Dining Experience, Inc., a Delaware corporation (the "Acquired Company").

                                  INTRODUCTION

         WHEREAS, Interallied has in the past been engaged in various aspects of the restaurant business and desires to expand its business;

         WHEREAS, the Acquired Company was formed in 1998 to engage in the business of selling gourmet meal plans for home delivery but has not commenced operations;

         WHEREAS, the Shareholders own all the issued and outstanding shares of common stock of the Acquired Company ("Acquired Company Shares");

         WHEREAS, the Shareholders desire to exchange (the "Exchange") their Acquired Company Shares for an aggregate of 500,000 shares ("Interallied Shares") of Interallied's common stock with the result that the Acquired Company will become a wholly owned subsidiary of Interallied and Interallied desires to effect the Exchange; and

         WHEREAS, the parties intend by executing this Agreement, to adopt a tax free transaction.

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

                                    ARTICLE I

                        DEFINITIONS, DISCLOSURE SCHEDULE

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

         "Balance Sheet" shall refer to the trial balance sheet delivered to Interallied pursuant to Section 4.14 hereof

         "Balance Sheet Date" shall be February 26, 1999.

         "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).



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         "Consents" shall refer to the consents or approval of any third party including any governmental agency or registered securities association required in connection with the Transactions.

         "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         "GAAP" shall refer to generally accepted accounting principles as applicable in the jurisdiction of the entity to whose financial statements or as otherwise stated herein.

         "Knowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs.

         "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies, judgments, guidelines and other requirements of the United States and other jurisdictions to which Interallied and the Acquired Company, as applicable, are subject, including all foreign and local governments and all agencies and instrumentalities thereof including any administrative agencies or body created by any such government..

         "Liabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

         "Material Adverse Effect" or "Material Adverse Change" with respect to a party means an adverse change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects on a consolidated or combined basis of such party.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

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         "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

         "Subsidiary" shall refer to any corporations or other entities in which the Acquired Company has a majority interest or which is otherwise controlled by the Acquired Company.

         "Taxes" shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

         "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Exchange.

                                   ARTICLE II

                                  THE EXCHANGE

         2.1 Exchange. On the "Closing Date" as provided in Section 2.2 all the Acquired Company Shares shall be exchanged solely for the Interallied Shares on a pro-rata basis. No Shareholder shall have any right to receive fractional shares but any fractional share shall be rounded to the nearest whole share.

         2.2 Closing. The closing of the Exchange contemplated hereby (the "Closing") shall be held two business days after all conditions set forth in Articles VII and VIII have been fulfilled or waived or such earlier date as the parties may agree. The Closing shall be held at such place and at such time as the parties may mutually agree. The date upon which such Closing shall occur shall be referred to as the "Closing Date."

         2.3 Disclosure Schedules. Simultaneously with execution of this Agreement the Shareholders shall deliver schedules to Interallied relating to the Acquired Company ("Acquired Company Disclosure Schedule"), and Interallied shall deliver to the Acquired Company Shareholders schedules relating to Interallied (the "Interallied Disclosure Schedule"). The Interallied Disclosure Schedule and the Acquired Company Disclosure Schedule shall be referred to as the "Disclosure Schedules". The Disclosure Schedules shall set forth the matters required or permitted to be set forth therein as described elsewhere in this Agreement and shall be deemed to be part of this Agreement.

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                                   ARTICLE III

                               CLOSING DELIVERIES

         3.1 Shareholders' Closing Deliveries. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall deliver, or cause to be delivered from the Acquired Company or other third parties, including officers of the Acquired Company, to Interallied:

                  (1) Stock Certificates owned by the Shareholders representing all the Acquired Company Shares duly transferred to Interallied;

                  (2)  Minute books and corporate records of the Acquired
Company;

                  (3)  Copies of all Consents;

                  (4) Such other documents as Interallied or its counsel may reasonably request;

                  (5) Certificate of Shareholders and officers of the Acquired Company affirming the accuracy of representations, as of the Closing Date; and

All such documents shall be satisfactory to Interallied and its counsel.

         3.2 Closing Deliveries to the Shareholders. At the Closing, in addition to documents referred to elsewhere, Interallied shall deliver to the Shareholders or to others at the direction of the Shareholders:

                  (1) Certificates representing the Interallied Shares issuable upon consummation of the Exchange;

                  (2) Such other documents as the Shareholders or their counsel may reasonably request.

All such documents shall be satisfactory to the Shareholders and their counsel.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
         Except as set forth in the (the Acquired Company Disclosure Schedule), the Shareholders individually represent and warrant to Interallied the representations and warrants contained in sections 4.3 and 4.5 as it pertains to them jointly and severally represent and warrant to Interallied as follows on the date hereof with the knowledge and understanding that Interallied is relying materially upon such representations and warranties.

         4.1 Organization and Standing of the Acquired Company and Subsidiary. Each of the Acquired Company and the Acquired Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Florida. Each of the Acquired Company and the Acquired Company Subsidiary has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Articles of Incorporation and By-laws of the Acquired Company, as amended to date, and delivered to Interallied, are true and complete copies of those documents as now in effect.

         4.2 Capitalization. The authorized capital stock of the Acquired Company, consists of 1,500 shares of Common Stock of which 1,000 shares are issued and outstanding. All of such shares of capital stock of the Acquired Company that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of the Acquired Company (b) obligations of the Acquired Company whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of the Acquired Company or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of the Acquired Company.

         4.3 Share Ownership. Each of the Shareholders is the record and beneficial owner of the number of Acquired Company Shares listed after such Shareholder's name on the signature page free and clear of all liens and encumbrances and claims of any kind. Upon execution of this Agreement and deliveries at closing of the certificates for Acquired Company Shares and transfer of the Interallied Shares pursuant to the Exchange, Interallied shall receive marketable title to such Acquired Company Shares free and clear of all Liens and encumbrances and claims of third parties.

         4.4 Subsidiaries. The Acquired Company has no Subsidiary and no equity interest in any other corporation, partnership, joint venture or other entity. The Acquired Company is the record and beneficial owner of all the Acquired Company Subsidiarys' shares free and clear of all liens and encumbances.

         4.5 Investment. Each Shareholder hereby represents, warrants and agrees that such Shareholder will be acquiring the Interallied Shares for investment, for their own account, and not with a view to the distribution of the Interallied Shares. In such connection, each Shareholder further represent and warrant that they understands that Interallied is issuing the Interallied Shares to such shareholder in reliance upon an exemption from registration requirements pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder. Each Shareholders agrees that the Interallied Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Shareholder unless Interallied shall have been supplied with evidence satisfactory to it and counsel that such transfer is not in violation of the Act. Furthermore, each Shareholder understands that the certificates for the Interallied Shares shall bear an appropriate restrictive legend and stop transfer instructions will be placed against the Interallied Shares with respect thereto, to reflect the foregoing restrictions. Each Shareholder consents to the placing of such legend on the certificates for the Interallied Shares.

         4.6 Authority. This Agreement constitutes, when executed and delivered by the Shareholders in accordance herewith, the valid and binding obligations of the Shareholders, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

         4.7 Assets. The Acquired Company has good and marketable title to or licenses to all of the assets and properties which it purports to own as reflected on the Acquired Company Balance Sheet or thereafter acquired. No material portion of the assets of the Acquired Company is subject to any lien or any governmental decree or other to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to their knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of the Acquired Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

         4.8 Contracts. The Acquired Company Disclosure Schedule 4.8 consists of a true and complete list of all Contracts to which the Acquired Company is a party or by which it is bound other than agreements requiring payments or receipts less than $50,000 per year or (ii) made in the ordinary course of business and terminable by the Acquired Company on notice of sixty (60) days or more without penalty or the Acquired Company being liable for damages. All such contracts shall hereinafter be referred to as "Material Contracts").

         All of the Material Contracts are valid and binding upon the Acquired Company, as applicable, and to the shareholders' Knowledge, the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and neither the Acquired Company, nor to the Knowledge of the Shareholders, any other party to any Material Contract has breached any material provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof.

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         4.9 Litigation. There is no claim, action, proceeding, or investigation pending or, to the Shareholders Knowledge, threatened against or affecting the Acquired Company before or by any court, arbitrator or governmental agency or authority which, in their reasonable judgment, could have a Material Adverse Effect on the Acquired Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Acquired Company and with respect to any action or claim covered by insurance, the Acquired Company has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

         4.10 Taxes. The Acquired Company has duly filed all Returns required to be filed by it. All such Returns were, when filed, and to the Knowledge of the Shareholders are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. The Acquired Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

                  The Acquired Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of the Shareholders no claim for assessment or collection of any Tax related to the Acquired Company has been asserted against the Acquired Company that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of the Acquired Company. There is no valid basis, to the knowledge of the Shareholders, except as set forth in the Acquired Company Disclosure Schedule, for any assessment, deficiency, notice, or similar intention to assess any Tax to be issued to the Acquired Company by any governmental authority.

         4.11 No Provision.

         4.12 No Conflict. The execution and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or the by-laws of the Acquired Company, (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which the Acquired Company is a party or by which any of its material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset under, or create any rights of termination, cancellation or acceleration in any person under, any Material Contract.

         4.13 Financial Statements. The Shareholders have delivered to Interallied true and complete copies of the Acquired Company's financial statements listed in Schedule 4.13 of the Acquired Company Disclosure Statement. The Balance Sheet has been prepared from the books and records of the Acquired Company in accordance with GAAP, are complete and correct and fairly reflect, in all material respects, the financial condition of the Acquired Company as of the Balance Sheet Date indicated. The books and accounts of the Acquired Company have been maintained in

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all material respects in accordance with sound business practices, and to the best of the Shareholders' knowledge there have been no transactions involving the Acquired Company that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

         4.14 Compliance With Law-General. The Acquired Company complies with all material laws applicable to it.

         4.15 Employee Benefit Plans. The Acquired Company has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding ("Employee Benefit Plan"). With respect to the Plans, the laws as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject the Acquired Company to any material penalty, excise tax or liability.

         4.16 Consents. Except with respect to the Consents, no authorization, license, franchise, approval, order or consent of, and no registration, declaration or filing by the Acquired Company with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement, and consummation of the Transaction, the continuation of the business of the Acquired Company as now conducted after the transfer of the Acquired Company Shares to Interallied.

         4.17 Liabilities. The Acquired Company has no material Liabilities other than (i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of the Acquired Company or to be insured in connection with this transaction and any related transaction, or (iii) Liabilities otherwise disclosed in this Agreement, including the Acquired Company Disclosure Schedule.

         4.18 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Acquired Company Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF INTERALLIED

         Except as set forth in the Interallied Disclosure Schedule, Interallied represents and warrants to, and agrees with, the Shareholders as follows as of the date hereof and the Closing Date with the

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knowledge and understanding that Shareholders are relying materially upon such representations and warranties:

         5.1 Organization and Standing of Interallied. Interallied is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Articles of Incorporation and By-laws of Interallied and delivered to the Shareholders, are true and complete copies of those documents as now in effect.

         5.2 Capitalization. The Authorized capital stock of Interallied consists of 50,000,000 shares of Common Stock, par value $.001 and 500,000 shares of Preferred Stock, $.001 par value. As of the date hereof, approximately 9,000,000 shares of Common Stock and no shares of Preferred stock are presently issued and outstanding. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable, and were not issued in violation of any Laws on the pre-emptive rights of any person. There are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements (including shareholder agreements), of any kind relating to shares of Common Stock, or any other security of Interallied and there are no authorized or outstanding securities convertible into or exchangeable for any such Common Stock or other security of Interallied.

         5.3 Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Interallied with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Interallied's execution, delivery and performance of this Agreement and consummation of the transaction. No Consents of any other parties are required to be received by or on the part of Interallied to enable Interallied to enter into and carry out this Agreement.

         5.4 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Interallied in accordance herewith, the valid and binding obligations of Interallied enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

         5.5 Financial Statements. The Interallied has delivered to Shareholders true and complete copies of the Acquired Company's financial statements listed in Schedule 5.5 of the Acquired Company Disclosure Statement including the latest financial statements of the Acquired Company. These financial statements
(i) have been prepared from the books and records of the Acquired Company in accordance with GAAP consistently applied with prior periods, (ii) are complete and correct and fairly reflect, in each case in all material respects, the financial condition and results of operations of the Acquired Company as of the dates and for the periods indicated thereon, and (iii) reflect all assets at the lower of their cost or net realizable value except as otherwise

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indicated. The books and accounts of the Acquired Company have been maintained in all material respects in accordance with sound business practices, and to the best of the Interallied's' knowledge there have been no transactions involving the Acquired Company that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

         5.6 No Breaches. The making and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or the by-laws of Interallied, (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Interallied is a party or by which any of its material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset.

         5.7 Governmental Approvals. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Interallied with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Interallied's execution, delivery and performance of this Agreement and consummation of the transaction.

         5.8 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Interallied Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                   ARTICLE VI.

                            COVENANTS PENDING CLOSING

         During the period between the date hereof and the earlier of the Closing Date or Termination.

         6.1 Access for Parties. Each party shall give or (in the case of the Shareholders cause the Acquired Company) to give to other parties and to their counsels, accountants and other representatives full and reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of the entity's properties, books, contracts, commitments, reimbursement and accounting records relating to the Assets, and all aspects of the equities business. Such entity shall furnish to any party, during such period, all information concerning the assets and the business that any party may reasonably request. Any such investigation or inspection by any party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of other party or parties contained herein.

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         6.2 Conduct of Business or Status. The Shareholders shall cause the business to be operated by the Acquired Company solely in the usual and ordinary course and in compliance with the terms of this Agreement. Without limiting the generality of the foregoing, the Shareholders will cause the Acquired Company to use its best efforts to preserve the business and its organization so as to (i) keep available the services of the present employees and agents of the Acquired Company; (ii) complete or maintain all of the Contracts in full force and effect in accordance with their existing terms, unimpaired by litigation; (iii) maintain the integrity of all confidential information regarding the business presently conducted by it; (iv) maintain in full force and effect the insurance policies (or policies providing substantially the same coverage; and (v) preserve the goodwill of, and the business and contractual relationship with, suppliers, customers and others having relations with the business.

         6.3 Certain Prohibitions. The Shareholders shall cause the Acquired Company not to and Interallied shall not do anything that would result in a breach of any representations or warranties of Interallied or the Acquired Company contained herein..

         6.4 Consents and Notices. Each of the Shareholders, Interallied and the Acquired Company shall, on or prior to the Closing Date, at their own expense, obtain all Consents.

         6.5 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all Consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

         6.6 Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither the Shareholders or the Acquired Company or Interallied shall directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of its or his representations and warranties herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any threatened breach in any material respect of any of their respective representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

         6.7 Exclusivity to Interallied. Neither the Shareholders nor the Acquired Company, its officers, directors, representatives, or agents, as appropriate, shall from the date hereof until the Closing or termination, hold discussions with any person other than Interallied concerning the sale of the Acquired Company shares or its assets or the business, solicit, negotiate or entertain any inquiries, proposals or offers to purchase its assets, shares or business from any person other than Interallied, or disclose any information concerning the business to any person other than Interallied. This restriction shall lapse if the Closing shall not have occurred by April 28, 1999.

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         6.8 Confidentiality. Neither party will at any time divulge, furnish to or make access to anyone any information with respect to confidential information or trade secrets of the other party.

         6.9 Public Announcement. Neither party shall make a public announcement of this transaction without the prior approval of the other party. In the case of Interallied such approval shall not be unreasonably or delayed and shall be given promptly.


                                   ARTICLE VII

                     CONDITIONS TO SHAREHOLDERS' OBLIGATIONS

                  In addition to the deliveries provided for in Article III the Shareholders' obligation to consummate the Closing is subject to the following conditions:

         7.1 Compliance by Interallied. Interallied shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Interallied prior to or on the Closing Date.

         7.2 Accuracy of Interallied's Representations. Interallied's representations and warranties contained in this Agreement (including the exhibits hereto) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

         7.3 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

         7.4 Consents. The Consents shall have been obtained.

         7.5 Documents. All documents and instruments to be delivered by Interallied to the Shareholders at the Closing pursuant to Section 3.2 shall have been delivered in accordance with such section.

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                                  ARTICLE VIII

                     CONDITIONS TO INTERALLIED'S OBLIGATIONS

         In addition to the deliveries provided for in Article 3, Interallied's obligation to consummate the Closing is subject to the following conditions:

         8.1 Compliance by the Shareholders. The Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Acquired Company or the Shareholders prior to or on the Closing Date.

         8.2 Accuracy of The Shareholders' Representations. The representations and warranties of the Shareholders contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects.

         8.3 Material Adverse Change. Except as set forth in the Disclosure Schedule, no Material Adverse Change shall have occurred subsequent to the date hereof in the financial position, results of operations, liabilities of the business or the assets of the Acquired Company, nor shall any event or circumstance have occurred which would result in a Material Adverse Change in the financial position, results of operations, liabilities, of the business or the assets of the Acquired Company.

         8.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to Interallied's Knowledge be threatened.

         8.5 Consents. The Consents shall have been obtained.

         8.6 Documents. All documents and instruments to be delivered to Interallied by the Shareholders at the Closing shall have been delivered pursuant to Section 3.1 and in accordance with such section.

                                   ARTICLE IX

                                     BROKERS

         9. Brokers. Interallied represents to the Shareholders, and the Shareholders represent to Interallied, that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Expenses. Except as otherwise provided herein, the Shareholders and Interallied shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, irrespective of whether or not the transactions contemplated hereby are consummated.

         10.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Shareholders or Interallied pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Shareholders or Interallied, as the case may be, hereunder. All representations, warranties, and covenants made by the Shareholders or Interallied in this Agreement, or pursuant hereto, shall survive the Closing, but shall terminate two years from the Closing Date.

         10.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

         10.4 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight


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



courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

                  (a)      Interallied Group, Inc.
                           1 Jacqueline Street
                           Suite 102
                           New Windsor, New York 12553
                           Fax. No.: (914) 534-9637

                           With a copy to:

                           Parker Duryee Rosoff & Haft
                           529 Fifth Avenue
                           New York, New York 10017
                           Attn: Michael DiGiovanna, Esq.
                           Fax No.: (212) 972-9487

                  (b)      To Shareholders
                           at the address set forth on the signature page hereof

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) the next business day after shipment by such courier service.

         10.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

         10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

         10.7 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

         10.8 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

         10.9 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         10.10 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date hereof.

                                         INTERALLIED GROUP, INC.


                                         By:__________________________________

 Investors - Signature & Address       Shares    Number of Shares of Interallied
                                                       to be Received Upon
                                                          the Exchange

                                                               50,000
--------------------------------
         George Zarcadoolas
c/o      Dining Experience, Inc.
         P.O. Box 95
         Varls Gate, New York 12584


                                                              150,000
---------------------------------
         Rhonda Rabetsky
c/o      Dining Experience, Inc.
         P.O. Box 95
         Varls Gate, New York 12584


                                                              300,000
---------------------------------
         Joseph Columbo